EXHIBIT C

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                         TRANS WORLD GAMING CORP.
                   TRANS WORLD GAMING OF LOUISIANA, INC.

                                  Issuer

                                    and

               U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee


                               FIRST AMENDED
                                 INDENTURE

                        Dated as of March 31, 1998


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                                $4,800,000

                     12% Secured Senior Bonds Due 2005


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                             TABLE OF CONTENTS
                                                                     PAGE
PREAMBLE
FORM OF FACE OF SECURITY
FORM OF REVERSE OF SECURITY

ARTICLE 1   DEFINITIONS
     SECTION 1.1  Certain Terms Defined

ARTICLE 2   ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES
     SECTION 2.1  Authentication and Delivery of Securities
     SECTION 2.2  Execution of Securities
     SECTION 2.3  Certificate of Authentication
     SECTION 2.4 Form, Denomination and Date of Securities; Payments of Interest in Cash and in Additional Securities
     SECTION 2.5  Registration, Transfer and Exchange
     SECTION 2.6  Mutilated, Defaced, Destroyed, Lost and Stolen
                  Securities
     SECTION 2.7  Cancellation of Securities; Destruction Thereof
     SECTION 2.8  Temporary Securities

ARTICLE 3   COVENANTS OF THE ISSUER
     SECTION 3.1  Payment of Principal and Interest
     SECTION 3.2  Offices for Payments, Etc.
     SECTION 3.3  Appointment To Fill a Vacancy in Office of Trustee
     SECTION 3.4  Paying Agents
     SECTION 3.5 Officers' Certificates as to Default and as to Compliance
     SECTION 3.6  Maintenance of Properties, Etc.
     SECTION 3.7  Excess Cash Flow Payment
     SECTION 3.8  Books
     SECTION 3.9  Guarantees
     SECTION 3.10  Senior Indebtedness
     SECTION 3.11  Distributions
     SECTION 3.12  Disposition of Assets
     SECTION 3.13  Line of Business
     SECTION 3.14  Payments for Consent
     SECTION 3.15  Cost of Operations
     SECTION 3.16  Reserved
     SECTION 3.17  Waiver of Stay, Extension or Usury Laws
     SECTION 3.18  Bishkek Note
     SECTION 3.19  Security Interest

ARTICLE 4   SECURITYHOLDERS' LISTS AND REPORTS BY THE ISSUER AND
           THE TRUSTEE
     SECTION 4.1 Issuer To Furnish Trustee Information as to Names and Addresses of Securityholders
     SECTION 4.2  Preservation and Disclosure of Securityholders' Lists
     SECTION 4.3  Reports by the Issuer
     SECTION 4.4  Listing

ARTICLE 5   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT
           OF DEFAULT
     SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default
     SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Indebtedness
     SECTION 5.3  Application of Proceeds
     SECTION 5.4  Suits for Enforcement
     SECTION 5.5  Restoration of Rights on Abandonment of Proceedings
     SECTION 5.6  Limitations on Suits by Securityholders
     SECTION 5.7  Unconditional Right of Securityholders To Institute
                  Certain Suits
     SECTION 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default
     SECTION 5.9  Control by Securityholders
     SECTION 5.10  Waiver of Past Defaults
     SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances
     SECTION 5.12  Right of Court To Require Filing of Undertaking To Pay
                   Costs
     SECTION 5.13  Excess Cash Flow

ARTICLE 6   CONCERNING THE TRUSTEE
     SECTION 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default
     SECTION 6.2  Certain Rights of the Trustee
     SECTION 6.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof
     SECTION 6.4  Trustee and Agents May Hold Securities;
                  Collections, Etc.
     SECTION 6.5  Moneys Held by Trustee
     SECTION 6.6  Compensation and Indemnification of Trustee and Its Prior
                  Claim
     SECTION 6.7  Right of Trustee to Rely on Officers' Certificate, Etc.
     SECTION 6.8  [Reserved]
     SECTION 6.9  Persons Eligible for Appointment as Trustee
     SECTION 6.10  Resignation and Removal; Appointment of Successor
                   Trustee
     SECTION 6.11  Acceptance of Appointment by Successor Trustee
     SECTION 6.12  Merger, Conversion, Consolidation or Succession to
                  Business of Trustee
     SECTION 6.13  [Reserved]
     SECTION 6.14  Trust Estate May be Vested in Co-Trustee or in a
                   Sub-Trust

ARTICLE 7   CONCERNING THE SECURITYHOLDERS
     SECTION 7.1  Evidence of Action Taken by Securityholders
     SECTION 7.2  Proof of Execution of Instruments and of Holding of
                  Securities
     SECTION 7.3  Holders To Be Treated as Owners
     SECTION 7.4  Securities Owned by Issuer Deemed Not Outstanding
     SECTION 7.5  Right of Revocation of Action Taken

ARTICLE 8   SUPPLEMENTAL INDENTURES
     SECTION 8.1  Supplemental Indentures Without Consent of
                  Securityholders
     SECTION 8.2  Supplemental Indentures with Consent of Securityholders
     SECTION 8.3  Effect of Supplemental Indenture
     SECTION 8.4  Documents To Be Given to Trustee
     SECTION 8.5  Notation on Securities in Respect of Supplemental
                  Indentures

ARTICLE 9   NO CONSOLIDATION, MERGER, SALE OR CONVEYANCE

ARTICLE 10  SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
     SECTION 10.1  Satisfaction and Discharge of Indenture
     SECTION 10.2  Defeasance and Discharge of Indenture
     SECTION 10.3  Defeasance of Certain Obligations
     SECTION 10.4 Application by Trustee of Funds Deposited for Payment of Securities
     SECTION 10.5  Repayment of Moneys Held by Paying Agent
     SECTION 10.6 Return of Moneys Held by Trustee and Paying Agent Unclaimed for One Year
     SECTION 10.7  Reinstatement

ARTICLE 11  MISCELLANEOUS PROVISIONS
     SECTION 11.1  Incorporators, Shareholders, Officers and Directors of
                    Issuer Exempt from Individual Liability
     SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders
     SECTION 11.3  Successors and Assigns of Issuer Bound by Indenture
     SECTION 11.4  Notices and Demands on Issuer, Trustee and
                   Securityholders
     SECTION 11.5 Compliance Certificates and Opinions of Counsel; Statements To Be Contained Therein
     SECTION 11.6  Payments Due on Saturdays, Sundays and Holidays
     SECTION 11.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939
     SECTION 11.8  New York Law To Govern
     SECTION 11.9  Counterparts
     SECTION 11.10  Effect of Headings
     SECTION 11.11  Board of Directors
     SECTION 11.12  Waiver of Usury Laws

ARTICLE 12  REDEMPTION OF SECURITIES
     SECTION 12.1  Right of Optional Redemption; Prices
     SECTION 12.2  Notice of Redemption
     SECTION 12.3  Payment of Securities Called for Redemption
     SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption
     SECTION 12.5  Selection of Securities to be Redeemed
     SECTION 12.6  Partial Redemption of Securities

ARTICLE 13  WARRANT

ARTICLE 14  SECURITY
     SECTION 14.1  Pledge and Security Interest
     SECTION 14.2  Security for Obligation
     SECTION 14.3  Perfection of Security Interest
     SECTION 14.4  No Disposition of Collateral; Release of Lien of
                   Indenture
     SECTION 14.5  Other Liens
     SECTION 14.6  Trustee Appointed Attorney-in-Fact
     SECTION 14.7  Return of Collateral
     SECTION 14.8  Default Remedies
     SECTION 14.9  Proceeds
     SECTION 14.10  Deficiency
     SECTION 14.11  Trustee's Duties
     SECTION 14.12  Special Trustee Powers Due to Environmental Conditions

SIGNATURES

     THIS FIRST AMENDED INDENTURE, dated as of March 31, 1998 between Trans World Gaming Corp, a Nevada corporation ("TWG"), and its wholly-owned subsidiary, Trans World Gaming of Louisiana, Inc., a Louisiana corporation (TWG Louisiana, which together with TWG shall be collectively, the "Issuer"), and U.S. Trust Company of Texas, N.A., a national banking association, not in its individual capacity but solely as trustee (the "Trustee"),


                           W I T N E S S E T H :

     WHEREAS, the Issuer has duly authorized the issue of its 12% Secured Senior Bonds Due 2005 (the "Securities"); and

     WHEREAS, the Issuer authorized and issued its $4,800,000 12% Secured Convertible Senior Bonds Due 1999 dated as of November 1, 1996 ("Original Securities"), pursuant to an Indenture dated as of November 1, 1996 ("Original Indenture"); and

     WHEREAS, one hundred percent (100%) of the holders of the issued and Outstanding Original Securities have agreed to the modification of the Original Securities and Original Indenture on the terms and conditions set forth herein; and

     WHEREAS, the Securities and the Trustee's certificate of authentication shall be in substantially the following form:


                        [FORM OF FACE OF SECURITY]

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

No.                                                             $

                         TRANS WORLD GAMING CORP.
                   TRANS WORLD GAMING OF LOUISIANA, INC.
                     12% Secured Senior Bond Due 2005
                           Date: March 31, 1998

Trans World Gaming Corp., a Nevada corporation ("TWG"), and its wholly-owned subsidiary, Trans World Gaming of Louisiana, Inc., a Louisiana corporation (TWG Louisiana, which together with TWG shall be collectively, the "Issuer"), for value received hereby promise to pay jointly and
severally to                     , or registered assigns, the principal sum
of _________ Dollars, with interest thereon as set forth herein. Interest on the unpaid principal shall accrue the rate of 12% per annum. Interest shall accrue on this Security from June 30, 1996, the date of the Original Security for which this Security is being substituted and the date from which interest began accruing on the Original Security. The unpaid principal and accrued unpaid interest shall mature and be due and payable on the Maturity Date or such earlier date as provided herein. All payments of principal and interest shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the
payment of public and private debts.    Should an Event of Default occur,
the unpaid principal (and unpaid interest, to the extent permitted by applicable law) shall bear interest at the Default Rate. The Default Rate is 17% per annum compounded semiannually, subject to the Maximum Rate (as defined in the Indenture) and other limitations thereon as set forth in this Indenture.

     The sum of Excess Cash Flow allocable to this Security shall, except as otherwise provided in the Indenture referred to on the Reverse hereof, be paid to the Person in whose name this Security is registered on the Record Date next preceding such Cash Flow Payment Date, whether or not such is a Business Day;

     In the event a Default occurs as to the payment of Excess Cash Flow, interest shall accrue at the Default Rate from the preceding Record Date for which there was no such Default.

     Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth in this place.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

[Seal]                        TRANS WORLD GAMING CORP.

                         By:
                              ------------------------------------
                         By:
                              ------------------------------------


[Seal]                        TRANS WORLD GAMING OF LOUISIANA, INC.

                         By:
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                         By:
                              ------------------------------------


                       [FORM OF REVERSE OF SECURITY]

                         TRANS WORLD GAMING CORP.
                   TRANS WORLD GAMING OF LOUISIANA, INC.
                     12% Secured Senior Bond Due 2005

     This Security is one of a duly authorized issue of debt of the Issuer, with an aggregate principal amount of $4,800,000, issued pursuant to The First Amended Indenture dated as of March 31, 1998, (the "Indenture"), duly executed and delivered by the Issuer to U.S. Trust Company of Texas, N.A., as Trustee (herein called the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. The Securities are secured obligations of the Issuer. Capitalized terms used in this Security and not defined herein shall have the meaning set forth in the Indenture.

     In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the debt in respect of all of the Securities then Outstanding may be declared due and payable in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Securities on the Maturity Date or in respect of a covenant or provision that cannot be modified or amended without the consent of all Holders of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution therefore, whether or not any notation thereof is made upon this Security or such other Securities.

     The Indenture permits the Issuer and the Trustee, with the consent of
(i) the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, and (ii) the holders of 50% in aggregate principal amount of the 12% Senior Secured Notes due March 2005 of TWG, TWG International U.S. Corporation, a Nevada corporation ("TWG Finance") (the "Czech Notes"), issued pursuant to the terms of an Indenture dated March 31, 1998, among TWG, TWG International and TWG Finance and the Trustee, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; PROVIDED that no such supplemental indenture shall, without the consent of each Holder affected thereby (and the holders of 75% in aggregate principal amount of the Czech Notes with respect to subsections (i) - (iii) and subsection (viii) as it relates to subsections (i) - (iii)) (with respect to any Securities held by a non-consenting Securityholder): (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities,
(iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then Outstanding Securities and a waiver of the payment default that resulted from such acceleration),
(v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest on the Securities, (vii) waive a redemption payment with respect to any Security, or (viii) make any change in the foregoing amendment and waiver provisions.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and the interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

     The Securities are issuable only as registered Securities without coupons.

     At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

     Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     As provided in, and subject to the terms and conditions of, the Indenture, the Issuer shall be required to make mandatory prepayments of principal and interest equal to Excess Cash Flow until the Obligations (as defined in the Indenture) are fully defeased pursuant to Section 10.2 or until one hundred percent (100%) of the principal amount of the Securities, together with accrued and unpaid interest, is paid. The Securities may also be redeemed by the Issuer at any time or from time to time, in whole, or in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed, at a redemption price equal to 100% of the principal amount of the Securities redeemed, together with accrued and unpaid interest to the date fixed for redemption.

     Subject to payment by the Issuer of a sum sufficient to pay the obligations upon redemption, interest on this Security shall cease to accrue upon the date duly fixed for redemption of this Security.

     The Securities shall not be secured by, and the Holders of the Securities shall have no rights relating to, the Capital Stock or assets of (including direct and indirect, partially or wholly owned Subsidiaries) of either TWG International or TWG Finance, until the Czech Notes are fully defeased, fully redeemed or paid in full.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, employee or director, as such, past, present or future, of the Issuer or Trustee or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by an authorized signatory of the Trustee acting under the Indenture.

[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities described in the within-mentioned
Indenture.

Dated:


                              U.S. Trust Company of Texas, N.A. , as
                              Trustee



                              By:
                                   -------------------------
                                   Authorized Signatory


                              ASSIGNMENT FORM

To assign this Security, fill in the form below:

     I or we assign and transfer this Security to:

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      (Insert assignee's soc. sec. or tax I.D. no.)

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      (Print or type assignee's name, address and zip code)

and irrevocably appoint                                           agent to
                         ----------------------------------------
transfer this Security on the books of Issuer. The agent may substitute another to act for him.

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      (Print or type other person's name, address and zip code)

Date:
     --------------------------    Your Signature

                                   --------------------------------------

                                   Signature Guaranty

                                   --------------------------------------
                                   Notice: Signature must be guaranteed by
                                   an "Eligible Guarantor Institution" as
                                   defined by Securities Exchange Act Rule
                                   17Ad-15.

(Sign exactly as your name appears on the other side of this Security)

          NOW, THEREFORE:

     In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                 ARTICLE 1

                                DEFINITIONS

     SECTION 1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this
Section 1.1. The words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     "ACCELERATION DATE" has the meaning specified in Section 5.1.

     "ACCELERATION NOTICE" has the meaning specified in Section 5.1.

     "ASSET SALE" means the sale, lease, conveyance, disposition or other transfer (including, without limitation, by eminent domain, condemnation or similar governmental proceeding) of any property or assets of the Issuer or any of its direct or indirect Subsidiaries, (other than TWG International or TWG Finance, or any of their respective Subsidiaries until the Czech Notes are paid in full) (including a sale and leaseback transaction or the issuance, sale or transfer of Capital Stock of a direct or indirect Subsidiary (except TWG International or TWG Finance or any of their respective Subsidiaries until the Czech Notes are paid in full) except an acquisition of such Capital Stock by TWG or its direct or indirect Subsidiaries).

     "BISHKEK NOTE" means the obligation of TWG to Value Partners, Ltd. or its assignee evidencing the obligation to repay sums used to acquire, commence and/or fund operations in the city of Bishkek, in the Republic of Kryrgyz, including those related to table and slot machine operations (the "Bishkek Facility")and such documents necessary to grant Value Partners, Ltd. a security interest in such assets.

     "BOARD OF DIRECTORS" means the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

     "BUSINESS DAY" means a day which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, as specified on the face of the form of Security recited above, or in the city in which the Corporate Trust Office or the operations office of the Trustee for payment and transfer of the Securities are located, is neither a legal holiday nor a day on which banking institutions are required or authorized by law or regulation to close.

     "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) or corporate stock, whether common or preferred, including, without limitation, partnership interests.

     "CASH FLOW PAYMENT DATE" mean(s) the date(s) Excess Cash Flow is paid pursuant to Section 3.7.

     "CZECH NOTES" means Trans World Gaming Corp., TWG International U.S. Corporation, and TWG Finance Corp. (as co-obligors) 12% Senior Secured Notes dated March 31, 1998 in the sum of $17,000,000 Due March 17, 2005.

     "CZECH INDENTURE" means that certain Indenture dated as of March 31, 1998 entered into by TWG, TWG International and TWG Finance as co-obligors, in relation to the Czech Notes.

     "COLLATERAL AGREEMENTS" means any agreements executed by the Issuer which are intended to create a Lien on any Collateral, including without limitation, appropriate security agreements, multiple indebtedness mortgages and financing statements.

     "COMMISSION" means the Securities and Exchange Commission.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 2001 Ross Avenue, Dallas, TX 75201-2936,
Attention:  Corporate Trust Department.

     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "DEFAULT RATE" with respect to the Securities means 17% per annum compounded semiannually, subject to the Maximum Rate and other limitations thereon as set forth in this Indenture.

     "EVENT OF DEFAULT" means any event or condition specified as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

     "EXCESS CASH FLOW" means, for any period through December 31, 2005, or in the event the Obligations are not satisfied in full by the Maturity Date, such later date on which the Obligations are satisfied in full:

     (a) until the Czech Notes are paid in full, Issuer's net income solely from its U.S. operations and from the Bishkek Facility (as determined by GAAP) adjusted as follows (in each case without duplication): minus (i) all cash flow from the operation of Bishkek until the Bishkek
Note is paid in full, plus (ii) all cash flow from the operation of Bishkek after the Bishkek Note is paid in full; plus (iii) non-cash items relating to the Issuer's U.S. operation and from the Bishkek Facility which decrease net income, including, without limitation depreciation expense and amortization expense (including amortization of deferred financing costs and original issue discounts), but only to the extent included in computing such net income, plus (iv) Undistributed Excess Cash Flow, minus (iv) the amount necessary to establish or maintain a working capital reserve of $250,000 at all times, plus (v) Net Cash Proceeds; minus, the cost of administration incurred by the Issuer pursuant to Section 3.16 and not reimbursed by TWG International or TWG Finance, minus (vi) a one-time reserve of sums disbursed to TWG from the proceeds of the sales of the Czech Notes to pay post-closing costs of the Issuer associated with the Czech Notes transaction and related events and to pay the cost of public registration of Common Stock of TWG, and minus (vii) such sums that TWG determines are reasonably necessary to meet its operating needs in excess of its working capital reserves.

(b) subsequent to the date the Czech Notes are paid in full; (i) Issuer's net income from its U.S. and non-U.S. operations, including the Bishkek Facility and the Czech Casinos (as determined by GAAP) adjusted as follows (in each case without duplication): minus (i) all cash flow from the operations of Bishkek Facility until the Bishkek Note is paid in full, plus
(ii) all cash flow from the operation of Bishkek Facility after the Bishkek
Note is paid in full; plus (iii) non-cash items which decrease net income, including, without limitation, depreciation expense and amortization expense (including amortization of deferred financing costs and original issue discounts), but only to the extent included in computing such net income; plus (iv) Undistributed Excess Cash Flow; minus (v) the amount necessary to establish or maintain a working capital reserve of $250,000 at all times, plus (vi) Net Cash Proceeds; and minus (vii) the cost of administration of TWG; minus (viii) a one-time reserve of sums disbursed to TWG from the proceeds of the sale of the Czech Notes to pay post-closing costs of the Issuer associated with the Czech Notes transactions and related events and to pay the cost of public registration of Common Stock of TWG, and minus (ix) such sums that TWG determines are reasonably necessary to meet its operating needs in excess of its working capital reserves.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FUNDING COLLATERAL AGREEMENTS" has the meaning that the term "Collateral Agreements" has in the Indenture issued pursuant to the Funding Note.

     "FUNDING NOTE" means TWG International 12% Senior Secured Notes in the sum of $17,000,000 Due March 2005.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, as the same are in effect on the Issue Date.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness, and "Guaranteed" has a correlative meaning.

     "HOLDER," "SECURITYHOLDER" or any other similar term means the registered holder of any Security.

     "INCUR" means to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become liable with respect to.

     "INDEBTEDNESS" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability, PROVIDED that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien. Notwithstanding the foregoing, the term "Indebtedness" shall not include deferred compensation arrangements that are not evidenced by bonds, notes, debentures or similar instruments.

     "INDENTURE" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

     "ISSUE DATE" means the date on which the Securities are issued under this amended Indenture.

     "ISSUER" means Trans World Gaming Corp, a Nevada corporation, and its wholly-owned subsidiary, Trans World Gaming of Louisiana, Inc., and, subject to Article Nine, their successors and assigns, and any other obligor on the Securities.

     "KEY EMPLOYEE means persons such as production managers or sales managers, who are not executive officers but who make or are expected to make significant contributions to the business of the Issuer.

     "LIEN" means, with respect to any asset, any mortgage; including without limitation any multiple indebtedness mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MAXIMUM RATE" has the meaning contained in Section 3.1.

     "MATURITY DATE" means the earlier of the date which is six (6) months following the date the Czech Notes are fully defeased or paid in full or December 31, 2005 or such earlier date as provided herein, by acceleration or otherwise.

     "NET CASH PROCEEDS" means the aggregate cash proceeds received by TWG or any of its Subsidiaries (other than TWG International and TWG Finance, or any of their Subsidiaries, prior to the payment in full of the Czech Notes) in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, title insurance fees and premiums, filing and recordation fees, permit fees, landlord consent payments and other amounts required to be paid to transfer the assets that are the subject of such Asset Sale, sales commissions and legal, accounting and investment banking fees incurred in respect of such Asset Sale) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale; provided further, however, that if the agreement or instrument governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as reserve for adjustment in respect of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum stated amount for a stated period of time, the portion of the cash consideration that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

     "OBLIGATIONS" has the meaning specified in Section 14.2.

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors or the President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the Treasurer or the Secretary or any Assistant Treasurer or Secretary of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.

     "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

     "OUTSTANDING," when used with reference to Securities, means, subject to the provisions of Sections 6.8 and 7.4, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

     (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (b)  Securities, or portions thereof, for the payment or redemption
(i) of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as paying agent) or (ii) of which moneys and/or Government Securities as contemplated by Section 10.2 in the necessary amount have been theretofore deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9) in trust for the Holders of such Securities in accordance with Section 10.2 and the conditions set forth therein have been satisfied; PROVIDED that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

     (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

     "PAYMENT DEFAULT" has the meaning specified in Section 5.1.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PRINCIPAL" wherever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include the amount of the Security plus, when appropriate, the premium, if any.

     "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

     "RECORD DATE" has the meaning specified in Section 3.7.

     "RELATED BUSINESS" has the meaning specified in the Czech Indenture.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee means any officer in its Corporate Trust Office, or any other assistant officer of the Trustee in its Corporate Trust Office customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "SECURITY" or "SECURITIES" means any of the 12% Secured Senior Bonds Due 2005 authenticated and delivered under this Indenture.

     "SUBSCRIPTION AGREEMENT" means the subscription agreement dated as of July 1, 1996, by and among Trans World Gaming Corp., a Nevada corporation, Trans World Gaming of Louisiana, Inc., a Louisiana corporation, and the Securityholders.

     "SUBSIDIARY" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "TWG" means Trans World Gaming Corp.

     "TWG INTERNATIONAL" means TWG International U.S. Corporation, and its direct and indirect Subsidiaries.

     "TWG FINANCE" means TWG Finance Corp.

     "TWG LOUISIANA" means Trans World Gaming of Louisiana, Inc.

     "TRUSTEE" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee.

     "UNDISTRIBUTED EXCESS CASH FLOW" means, for any period, that portion of the aggregate Excess Cash Flow from all prior periods which has not been previously used to repay accrued unpaid interest or unpaid principal due on the Securities.


                                 ARTICLE 2

                        ISSUE, EXECUTION, FORM AND
                        REGISTRATION OF SECURITIES

     SECTION 2.1 AUTHENTICATION AND DELIVERY OF SECURITIES. Securities in an aggregate principal amount not in excess of $4,800,000 (except as otherwise provided in Section 2.6) may be executed by the Issuer and delivered to the Trustee for authentication. After such execution a responsible officer of the Trustee shall authenticate and deliver said Securities to the Holders, or as directed by the Issuer upon the written order of the Issuer. Upon surrender of the certificates representing the Original Securities by the Holders thereof, the Trustee shall cancel such certificates, and the Issuer shall execute and the Trustee shall authenticate new certificates in the form required hereby upon the written instructions or order of the Issuer and the Holders. Notwithstanding whether a Holder surrenders its Original Certificate, after the effective of date of this Indenture, the Original Securities shall not be Outstanding hereunder, and the Holder thereof shall be entitled only to receive a certificate(s) representing a Security as provided herein upon surrender of the Original Security and provided herein.

     SECTION 2.2 EXECUTION OF SECURITIES. The Securities shall be signed on behalf of the Issuer by both (a) its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

     In case any such officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such Person was not such officer.

     SECTION 2.3 CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

     SECTION 2.4 FORM, DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF EXCESS CASH FLOW IN CASH. The Securities and the Trustee's certificates of authentication shall be substantially in the form recited above. The Securities shall be issuable as registered securities without coupons and in denominations provided for in the form of Security above recited. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

     Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

     Each Security shall be dated the date of its authentication, shall bear interest from the issue date of the Original Securities (June 30, 1996), and Excess Cash Flow shall be payable on the dates established pursuant to Section 3.7. Nothing herein shall be construed to require the payment of interest which was heretofore paid under the Original Securities.

     The Person in whose name any Security is registered at the close of business on any Record Date as provided herein shall be entitled to receive such Holder's allocation of Excess Cash Flow as provided in Section 3.7, if any, payable on such Cash Flow Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Record Date and prior to such Cash Flow Payment Date, except if and to the extent the Issuer shall default in the payment due on such Cash Flow Payment Date, in which case such defaulted payment shall be paid to the Persons in whose names Outstanding Securities are registered at the close of business on a subsequent Record Date established after arrangements for payment reasonably satisfactory to the Trustee have been made by the Issuer by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 7 days preceding such subsequent Record Date.

     SECTION 2.5 REGISTRATION, TRANSFER AND EXCHANGE. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

     Upon due presentation for registration of transfer of any Security at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

     Any Security or Securities may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate principal amount. Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

     All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

     The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

     The Issuer shall not be required to exchange or register a transfer of
(a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed or (b) any Securities selected, called or being called for redemption.

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     SECTION 2.6 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion, which shall not be unreasonably withheld, may execute, and upon the written request of an officer of the Issuer, the Trustee shall authenticate and deliver, a new Security bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of or in substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity agreement or bond as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same with written direction to the Trustee (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity (including a bond) as any of them may require to save each of them harmless from all risks, however remote, and in every case of apparent destruction, loss or theft the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this
Section 2.6 by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.7 CANCELLATION OF SECURITIES; DISPOSITION THEREOF. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities held by it and deliver a certificate of destruction to the Issuer from time to time. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Securities issued herein shall be delivered to the respective Holder upon surrender and cancellation of the securities issued pursuant to the Original Indenture.

     SECTION 2.8 TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities. The Issuer shall not be obligated to issue definitive Securities until it or the Trustee shall have received such temporary Securities and until the securities issued pursuant to the Original Indenture have been surrendered and cancelled.


                                 ARTICLE 3

                          COVENANTS OF THE ISSUER

     SECTION 3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the Maturity Date or such earlier date as provided herein and in the manner provided in the Securities. An installment of principal or interest shall be considered paid on the Maturity Date or such earlier date as provided herein if the Trustee or Paying Agent holds on that date sums to pay the installment. Anything herein or in the Securities to the contrary notwithstanding, the obligation of the Issuer hereunder shall be subject to the limitation that payments of interest to the Holder shall not be required to the extent that the receipt of any such payment by such Holder would be contrary to the provisions of law applicable to the Issuer which limit the maximum rate of interest which may be charged or collected by the Issuer, including as set forth in Section 11.12 (the "Maximum Rate").

     SECTION 3.2 OFFICES FOR PAYMENTS, ETC. So long as any of the Securities remain Outstanding, the Issuer will maintain at such place in the City of New York and at such other place, if any, as may be designated by the Issuer, the following: (a) an office or agency where the Securities may be presented for registration of transfer, for exchange and for conversion as in this Indenture provided and (b) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will initially maintain such offices or agencies with the corporate secretary at the Issuer's principal place of business. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

     SECTION 3.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 3.4 PAYING AGENTS. Whenever the Issuer shall appoint a paying agent other than the Trustee or itself, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section 3.4:

     (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or of the Trustee; and

     (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable.

     The Issuer will, at least one Business Day prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum which is in immediately available funds on the due date sufficient to pay such principal or interest and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

     If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Issuer, or paying agent which is not the Trustee, will promptly notify the Trustee in writing of any failure to take such action.

     Notwithstanding anything in this Section 3.4 to the contrary, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section 3.4, such sums to be held by the Trustee upon the trusts herein contained.

     Notwithstanding anything in this Section 3.4 to the contrary, the agreement to hold sums in trust as provided in this Section 3.4 is subject to the provisions of Sections 10.4 and 10.5.

     The Issuer initially appoints Trans World Gaming Corp. as paying agent.

     SECTION 3.5  OFFICERS' CERTIFICATES AS TO DEFAULT AND AS TO
COMPLIANCE.  The Issuer will, so long as any of the Securities are
Outstanding:

          (a) deliver to the Trustee, forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture (including notice of any event which with the giving of notice, lapse of time or both would become an Event of Default under Section 5.1 hereof), an Officers' Certificate specifying such default or defaults; and

          (b) deliver to the Trustee within 90 days after the end of each fiscal year of the Issuer beginning with the fiscal year ending December 31, 1996, an Officers' Certificate, to the effect that:

               (i) a diligent review of the activities of the Issuer and its Subsidiaries during such year and of performance under this Indenture has been made under such officers' supervision, and

               (ii) to the best of such officers' knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to them and the nature and status thereof.

     SECTION 3.6 MAINTENANCE OF PROPERTIES, ETC. Subject to Section 3.12, the Issuer shall, and TWG shall cause TWG Louisiana and each of the Subsidiaries of TWG Louisiana to, maintain its material properties and assets in working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be conducted at all usual and ordinary times.

     The Issuer shall, and TWG shall cause TWG Louisiana and each of TWG Louisiana's Subsidiaries to, maintain with insurers that TWG believes in good faith to be financially sound and reputable such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as it in good faith determines is customarily maintained by companies similarly situated with like properties.

     Subject to Section 3.12 the Issuer shall, and TWG shall cause TWG Louisiana and each of TWG Louisiana's Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except to the extent permitted by this Indenture and except in such cases where the Board of Directors determines in good faith that failure to do so would not have a material adverse effect on the business, earnings, properties, assets, financial condition or results of operation of TWG Louisiana and its Subsidiaries taken as a whole.

     The Issuer shall, and TWG shall cause TWG Louisiana and each of TWG Louisiana's Subsidiaries to, comply in all material respects with all statutes, laws, ordinances, or government rules and regulations to which it is subject.

     The Issuer shall, and TWG shall cause TWG Louisiana and each of TWG Louisiana's Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

          SECTION 3.7 EXCESS CASH FLOW PAYMENT. Not less than twenty (20) days following each two calendar month period, with the first such two month period commencing April 1, 1998, the Issuer shall (a) deposit in immediately available funds with the Trustee in a fund which the Trustee may establish for the benefit of the Securityholders an aggregate amount equal to Excess Cash Flow, if any, for the prior two month period, and (b) regardless of whether any repayment of principal is required under this Section, provide the Trustee and each Securityholder with a written notice containing in reasonable detail the Issuer's calculation of Excess Cash Flow. Excess Cash Flow shall be applied first to accrued, unpaid interest on an equal and ratable basis among the Securityholders in proportion, as nearly as practicable, to the respective unpaid principal amount due each Securityholder, adjusted for any reduction in principal as to any Securityholder pursuant to Section 13, so that the sum distributed accurately reflects the interest accrued by such Securityholder as a percentage of the total interest paid for in such two month period and the balance thereof shall be applied to principal as set forth herein. Any repayments of principal required by this Section shall be paid on an equal and ratable basis among the Securityholders in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Securities held by each Securityholder without taking into account any reduction in principal pursuant to Section 13, except to the extent such failure to take into account such principal reductions pursuant to Section 13 would result in a payment of an amount in excess of the principal sum due to such Securityholder. The reduction in the principal amount of the Securities effected by repayments made under this Section may be made without presentation of the Securities and shall be binding on all future Securityholders. Securityholders shall make the appropriate notation on the Securities to indicate the amount of any repayments under this Section. If there is no Excess Cash Flow, nothing herein shall be construed to create an obligation to make a payment for such period.

     The Excess Cash Flow payment will be made in the following manner. At least 5 days (or other period of time the Issuer and the Trustee may agree upon) prior to the date on which the Issuer is required to make such the payment required by this Section 3.7, the Issuer shall give the Trustee written notice of such payment, which notice shall state the amount of the payment, certify that such payment is equal to Excess Cash Flow for the applicable period, and set forth the date the Issuer has selected that the payment be made ("Cash Flow Payment Date"). The Record Date (herein so called) to determine the Holders who shall be entitled to receive the payment shall be 10 Business Days before the Cash Flow Payment Date selected by the Issuer. The Trustee shall not be required to send a notice of the prepayment to the Holders with respect to such payment. When the money to effect the payment of the Securities is held by the Trustee for the purpose of effecting such payment, interest on that portion of the Securities to be prepaid shall cease to accrue on the Principal being reduced by the payment. The Trustee and the Holders shall make notations with respect to the reduction of principal on Securities made a result of the payment, and such notations of the Trustee shall be binding on the Securityholders and all future Securityholders, even if such holders do not make such notations on the certificates representing such Securities. The payments will be made by the Trustee in increments of $100.00. Any Excess Cash Flow which does not meet this requirement will be returned to the Issuer pursuant to its written instructions and will be Undistributed Excess Cash Flow.


     SECTION 3.8 BOOKS. Issuer will keep at all times proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with Generally Accepted Accounting
Principles.

     SECTION 3.9 GUARANTEES. Issuer will not guarantee on a basis senior in right of payment to the Securities, directly or indirectly, any obligation or indebtedness of any other Person. Nothing herein shall be construed to (i) prohibit the issuance of the Bishkek Note, the Czech Notes, or the Funding Note, or (ii) permit the issuance of any indebtedness that would be secured by the Collateral granted to the Holders.

     SECTION 3.10 SENIOR INDEBTEDNESS. Issuer will not incur, create, assume or at any time become liable, contingently or otherwise for any borrowed or other indebtedness that is senior in right of payment to the Securities, other than the Bishkek Note. Nothing herein shall be construed to (i) prohibit the issuance of the Bishkek Note, the Czech Notes, or the Funding Note; or (ii) permit the issuance of any indebtedness that would be secured by the Collateral granted to the Holders. Nothing herein shall be construed to permit the issuance of any indebtedness secured by the Collateral (this clause shall not be construed to prohibit the Bishkek Note or the Czech Note).

     SECTION 3.11 DISTRIBUTIONS. Issuer will not declare or pay, or set apart any funds for the payment of, any dividend on any shares of Capital Stock by reduction of capital surplus or otherwise, or make any distribution in respect of shares of Capital Stock or redeem, repurchase, or effect any other sale, or exchange, upon any of its Capital Stock.

     SECTION 3.12 DISPOSITION OF ASSETS. Issuer will not sell, assign, lease, transfer or otherwise dispose of, to any third party, in any transaction or series of transactions, all or any portion of its properties or assets, except for sales, assignments, leases, transfers, or dispositions at fair market value, of properties or assets, where such net proceeds are utilized by the Issuer to invest in its existing business, except, in the event Issuer determines in good faith (or to the extent so directed by the holders of 50% of the Securities) that it is no longer able to operate a gambling facility (including as a result of a loss of its license to operate such a facility or as a result of a loss of a premises lease). Upon such determination, Issuer shall take all actions necessary and appropriate to promptly liquidate such assets which comprise the facility which has ceased operations in such manner as shall realize proceeds which reasonably represent the fair market value thereof. This Section shall not govern the Capital Stock or assets of TWG International, TWG Finance, or Subsidiaries of either.

     SECTION 3.13 LINE OF BUSINESS. TWG shall not permit to TWG International to, and shall not permit any of TWG International's Subsidiaries to, engage in any business other than acquiring, developing and operating local casinos outside the United States of America. TWG shall not, and shall not permit any of its Subsidiaries, (other than TWG International and its Subsidiaries) to engage in any business other than acquiring, developing and operating local casinos inside of the United States and marketing activities relating thereto, other than the Bishkek Facility, which may be operated by TWG. TWG Finance shall not engage in any business other than performance of its obligations arising under the Czech Note, Funding Note, and all documents related to those two transactions (including indentures).

     SECTION 3.14 PAYMENTS FOR CONSENT. None of the Issuers shall, nor shall permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

     SECTION 3.15 COST OF OPERATIONS. TWG International shall be solely responsible for all costs of operating TWG Finance, TWG International and TWG International's direct and indirect Subsidiaries. In addition, TWG International shall be responsible for costs of administration of TWG in the sum of $25,000 per month, through June 30, 1999, and for one hundred percent of such costs of administration from the earlier of (a) the date TWG no longer has adequate cash from its business operations in Louisiana to pay such costs, or (b) after June 30, 1999. TWG shall be solely responsible for (a) costs associated with its existing operations in the United States, (b) costs of administration of TWG in excess of $25,000 per month through the earlier of June 30, 1999 or the date TWG no longer has adequate cash from its business operations in Louisiana to pay such costs. Income generated from the Bishkek Facility, as well as cage cash in Louisiana and Bishkek and assets located in Louisiana subject to the security interest herein on the Collateral shall not be used to fund administrative costs. Cost of administration refers to all costs associated with the TWG corporate headquarters in New York and London, including rent and salaries and expenses of all officers and employees at such location (or any successor location). Nothing herein shall prohibit TWG International from reimbursing TWG as to costs incurred in the acquisition of the Czech Casinos, this Indenture, the Czech Indenture and the Funding Indenture, up to the sum of $250,000 at the closing of the Czech Indenture, or directly paying all unpaid costs related to those transactions.

     SECTION 3.16  [Reserved].

     SECTION 3.17 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 3.18 BISHKEK NOTE. All sums earned by TWG's operations at Bishkek (net of operating costs of such Bishkek Facility) shall be used to repay the Bishkek Note, until the Bishkek Note is paid in full, and then shall be used toward the repayment of the Securities.

     SECTION 3.19 SECURITY INTEREST. The Issuer shall execute documents necessary to renew, affirm, reinstate, restate, replace and amend the Securities and the security interest granted in all real and personal property of the Issuer in the State of Louisiana. Such documents shall be prepared, executed, delivered and filed by no later than December 31, 1998, unless extended in writing by a majority of the holders of the Securities. The Issuer shall reimburse all reasonable costs, including attorneys fees incurred by the Securityholders and Trustee in preparing and executing such documents.

                                 ARTICLE 4

                    SECURITYHOLDERS' LISTS AND REPORTS
                       BY THE ISSUER AND THE TRUSTEE

     SECTION 4.1 ISSUER TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF SECURITYHOLDERS. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities:

          (a) semi-annually and not more than 15 days after each record date for the payment of interest on the Securities, as hereinabove specified, as of such record date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished;

PROVIDED that if and so long as the Trustee shall be the Security registrar, such list shall not be required to be furnished.

     SECTION 4.2  PRESERVATION AND DISCLOSURE OF SECURITYHOLDERS' LISTS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Security registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section
     4.1 upon receipt of a new list so furnished.

          (b) The Security register maintained by the Trustee as registrar will be available for inspection by any Holder or its attorney duly authorized in writing during normal business hours of the Trustee upon reasonable prior notice.

     SECTION 4.3  REPORTS BY THE ISSUER.  The Issuer covenants:

          (a) to file with the Commission, and within 15 days after the Issuer files the same with the Commission, file with the Trustee, and mail or furnish copies to the Trustee and cause the Trustee to mail to the Holders at their addresses as set forth in the register of the Securities, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or which the Issuer would be required to file with the Commission if the Issuer then had a class of securities registered under the Exchange Act;

          (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

          (c) to cause its annual report to securityholders and any quarterly or other financial reports furnished to its securityholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Issuer's Securityholders to the Holders at their addresses as set forth in the register of Securities; and

     SECTION 4.4 Listing. The Issuer shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange and the Trustee shall within thirty (30) days of receipt of such notice notify the Holders.


                                 ARTICLE 5

                REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                            ON EVENT OF DEFAULT

     SECTION 5.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) default in the payment of interest on the Securities as and when the same becomes due and payable, and the continuance of such default for 15 days; or

          (b) default in the payment of all or any part of the principal on the Securities as and when the same shall become due and payable either at maturity, upon acceleration or redemption or otherwise; or

          (c) failure on the part of the Issuer duly to observe or perform any covenants or agreements on the part of the Issuer contained in the Securities, in this Indenture, or any of the Collateral Agreements and the continuance of such failure for a period of 15 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Event of Default" hereunder and demanding that the Issuer remedy the same, is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time Outstanding; or

          (d) failure on the part of the Issuer to appoint a Trustee within 5 days of a written request of the holders of 25% in principal amount of the securities to appoint a Trustee; or

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana (or the payment of which is Guaranteed by TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana), which default is caused by a failure to pay due principal or interest on such Indebtedness after any applicable grace period (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been and is continuing a Payment Default, aggregates $150,000 or more; or

          (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana (or the payment of which is Guaranteed by TWG, TWG Louisiana or any Subsidiaries TWG Louisiana), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been and is continuing a Payment Default or the maturity of which has been so accelerated and not rescinded, aggregates $150,000 or more; or

          (g) failure by TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana to pay final judgments (other than any judgment as to which a reputable insurance company has accepted coverage without a reservation of rights) aggregating in excess of $150,000, which judgments are not stayed or discharged within 15 days after their entry; or

          (h) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana or for any substantial part of the property of TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana or ordering the winding up or liquidation of the affairs of TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana and such decree or order shall remain unstayed and in effect for a period of 15 consecutive days; or

          (i) TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana or for any substantial part of the property of TWG, TWG Louisiana or any Subsidiaries of TWG Louisiana, or TWG, of TWG Louisiana or any Subsidiaries of TWG Louisiana shall make any general assignment for the benefit of creditors;

          (j) indictment of any officer or Key Employee of TWG, TWG Louisiana or any subsidiaries of TWG Louisiana by any governmental authority;

          (k) fraud by an officer or Key Employee of TWG, TWG Louisiana or any subsidiaries of TWG Louisiana; or

          (l) the Issuer does not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due.

then, and in each and every such case (other than an Event of Default specified in clause (h) or (i) above relating to the Issuer), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 50% in aggregate principal amount of the Securities then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders) (the "Acceleration Notice"), may declare all the debt evidenced by the Securities to be due and payable immediately (the "Acceleration Date"). If an Event of Default specified in clause (h) or
(i) above relating to the Issuer occurs, all the Securities and the accrued interest thereon shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

     SECTION 5.2 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE INDEBTEDNESS. The Issuer covenants that (a) in case default shall be made in the payment of interest on any of the Securities on the date due and such default shall have continued for a period of 15 days, or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise -- then upon demand by the Trustee the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on interest at the rate borne by the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including such amounts as shall be due the Trustee and each predecessor Trustee under
Section 6.6.

     Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities to the registered Holders, whether or not the Securities be overdue.

     In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the Property of the Issuer or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the property of the Issuer or such other obligor, or in case of any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or Property of the Issuer or such other obligor;

          (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings; and

          (c) to collect and receive any moneys or other Property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be due the Trustee, and each predecessor Trustee under Section 6.6.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been sought.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

     SECTION 5.3 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee and each predecessor Trustee under Section 6.6;

     SECOND: In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest with interest (to the extent that such interest has been collected by the Trustee) upon the installments of interest at the Default Rate borne by the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

     THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon installments of interest at the Default Rate borne by the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

     FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

     SECTION 5.4 SUITS FOR ENFORCEMENT. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture or the Collateral Agreements by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or the Collateral Agreements or in aid of the exercise of any power granted in this Indenture or the Collateral Agreements or to enforce any other legal or equitable right vested in the Trustee by this Indenture or the Collateral Agreements or by law.

     SECTION 5.5 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

     SECTION 5.6 LIMITATIONS ON SUITS BY SECURITYHOLDERS. No Holder shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 30 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to
Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section 5.6, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 5.7 UNCONDITIONAL RIGHT OF SECURITYHOLDERS TO INSTITUTE CERTAIN SUITS. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 5.8 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or thereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, as often as shall be deemed expedient, by the Trustee or by the Securityholders.

     SECTION 5.9 CONTROL BY SECURITYHOLDERS. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; PROVIDED that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; PROVIDED, FURTHER, that the Trustee is provided with reasonable indemnification by the Holders prior to taking such action; and PROVIDED, FURTHER, that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceeding so directed would involve the Trustee in any financial or other liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

     SECTION 5.10 WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, by notice to the Issuer and the Trustee, may on behalf of all Holders, upon providing the Trustee with reasonable indemnity with respect to any action that might be taken by the Holders not so consenting, provide forbearances, waive any default or Event of Default hereunder and its consequences under this Indenture including acceleration, except a default in the payment of principal of or interest on any of the Securities at the Maturity Date. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 5.11 TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES. The Trustee shall transmit to the Securityholders, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults actually known to a Responsible Officer of the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section 5.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); PROVIDED that, except in the case of default in the payment of the principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

     SECTION 5.12 RIGHT OF COURT TO REQUIRE FILING OF UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the Maturity Date expressed in such Security.

     SECTION 5.13 EXCESS CASH FLOW. All references to payments of principal and interest refer soley to the Excess Cash Flow payments required by Section 3.17 of this Indenture.

                                 ARTICLE 6

                          CONCERNING THE TRUSTEE

     SECTION 6.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

               (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

          (d) the Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains written notice of such default; and

          (e) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties or in the exercise of Any of its rights or powers, if repayment of such funds or adequate indemnity against such liability is not assured to the reasonable satisfaction of the Trustee.

     SECTION 6.2  CERTAIN RIGHTS OF THE TRUSTEE.  SUBJECT TO SECTION 6.1:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

          (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security and/or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; PROVIDED that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
          (h) the Trustee makes no representation as to the validity or adequacy of this Indenture, the Collateral, or the Securities. It shall not be accountable for the Issuers' use of the proceeds from the sale of the Securities, and it shall not be responsible for any statement in the Securities, other than its authentication. Except required by Section 14.6 of this Indenture, the Trustee shall not be responsible for any recording, re-recording, filing or refiling of this Indenture or other document to perfect the security interest in the Collateral. The Trustee shall not be bound to ascertain or inquire as to the performance of the obligations of the Issuer under this Indenture or the Collateral Agreements. The Trustee may nevertheless require the Issuer to furnish information regarding performance of its obligations hereunder and under the Collateral Agreements, but is not obligated to do so.

     SECTION 6.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof. The Trustee shall not be accountable or responsible for any information, statement or recital in any prospectus, private offering memorandum or any other disclosure material prepared or distributed in connection with the distribution of the Securities.

     SECTION 6.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS, ETC. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

     SECTION 6.5  MONEYS HELD BY TRUSTEE.  Subject to the provisions of
Section 10.6 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

     SECTION 6.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, (including, without limitation, expenses incurred in connection with notices and other communications to Holders) disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee, and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section 6.6 to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all Property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. The Trustee and Issuer shall enter into a Fee Agreement acceptable to the Trustee and Issuer.

     SECTION 6.7 RIGHT OF TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Section 6.1, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant and protection to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 6.8  [Reserved].

     SECTION 6.9 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or territory or of the District of Columbia having a combined capital and surplus of at least $50,000,000 (or being a member of a bank holding system with an aggregate combined capital and surplus), and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Issuer nor any Person directly or indirectly controlling, controlled by or under common control with the Issuer may serve as Trustee hereunder. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

     SECTION 6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. The Trustee may resign at any time by so notifying the Issuer in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the Outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Issuer's consent which consent shall not be unreasonably withheld. The Issuer may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 6.8 or 6.9;

          (b)  the Trustee is adjudged a bankrupt or an insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee that is reasonably acceptable to the Holders of a majority in principal amount of the Securities. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the senior claim provided in Section 6.6 and upon being paid the compensation due to it in Section 6.6), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 25% in principal amount of the Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 6.8, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 6.10, the Issuer's obligations under Section 6.6 shall continue for the benefit of the retiring Trustee.

     SECTION 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall upon being paid the amounts due it under Section 6.6 pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all Property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

     No successor trustee shall accept appointment as provided in this
Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9. No Trustee under this Indenture shall be personally liable for any action or omission of any successor trustee.

     SECTION 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED that such corporation shall be qualified under the provisions of
Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee to authenticate Securities in the name of any predecessor Trustee shall have; PROVIDED that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 6.13  [Reserved].

     SECTION 6.14 TRUST ESTATE MAY BE VESTED IN CO-TRUSTEE OR IN A SUB-TRUST. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting of the right of banking corporations or associations to transact business as Trustee in such jurisdiction. Accordingly, at any time or times and for the purpose of meeting any legal requirements of any jurisdiction, (i) a sub-trust ("Sub-Trust") may be created as provided herein pursuant to the terms of which the Settlers of the Sub-Trust may appoint an individual or financial institution to serve as a trustee thereunder (Sub-Trustee"), and
(ii) the Trustee shall have the power to appoint, and the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more persons or entities approved by the Trustee either to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the property subject to the trust created by this Indenture.

     If the appointment of a co-trustee is not sufficient to allow the Trustee to avoid violating any law of the state jurisdiction denying or restricting the Trustee's right to transact business as Trustee in such jurisdiction or to exercise any of its remedies contained herein or any Collateral Document, then the Trustee may execute, and the Issuer shall for such purpose join with the Trustee, an instrument permitted by applicable law creating a Sub-trust for all or a portion of the Trust Estate, including collateral securing the Securities. Initially, the Issuer and the Trustee shall enter into an Act of Revocable Donation and Trust in the form attached hereto as Exhibit A. Pursuant to such instrument, the Issuer and the Trustee shall be the Settlers and John C. Stohlmann shall serve as the initial trustee ("sub-trustee") pursuant to the terms thereof.

     The Sub-trustee shall be entitled to the same rights, privileges, and immunities (but not the obligations) of the Trustee contained in Sections 6.1, 6.2, 6.3, 6.5 and 6.7 of this Indenture, in addition to the rights, privileges and immunities contained in the Sub-trust. Further, the Issuer shall indemnify the Sub-trustee to the same extent as provided in Section
6.6 of this Indenture.

     The Trustee shall be accountable to the Securityholders for the acts and omissions of the Sub-trustee in accordance with the standard of care provided in Section 6.1 hereof, subject to limitations thereon set forth in subsections (a) through (e) thereof, but only so long as the Sub-trustee is an Affiliate of the Trustee.

     The Sub-trust shall be governed by the terms thereof.

     The following provisions relate only to the situation in which a co-trustee is appointed pursuant to the terms hereof and not to the Sub-trust.

     Every co-trustee or separate trustee shall, to the extent permitted by law, be appointed subject to the following terms:

          (a) The Bonds shall be authenticated and delivered, and all rights, powers, trusts, duties and obligations hereby conferred upon the Trustee in respect to the custody, control and management of moneys, papers, securities and other personal property shall be exercised, solely by the Trustee.

          (b) All rights, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and such co-trustee or co-trustees or separate trustee or separate trustees jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees.

          (c) Any request in writing by the Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee.

          (d) Any co-trustee or separate trustee may, to the extent permitted by law, delegate to the Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise.

          (e) The Trustee at any time, by any instrument in writing, with the concurrence of the Issuer, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustees or separate trustee without the concurrence of the Issuer. Upon the request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.

          (f) No trustee hereunder shall be personally liable by reason of any act or omission of other trustee hereunder, nor will the act or omission of any trustee hereunder be imputed to any other trustee.

          (g) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

          (h) Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee.

     Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it or he or she shall be vested jointly with the Trustee (except insofar as local law makes it necessary for any such co-trustee or separate trustee to act alone) with such title to the property subject to the trust created by this Indenture or any part thereof, and with such rights, powers, duties or obligations, as shall be specified in the instrument of appointment subject to all the terms hereof. Every such acceptance shall be filed with the Trustee. To the extent permitted by law, any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Trustee its or his or her attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its or his or her behalf and in its or his or her own name.

     In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the pledged property, and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the manner herein provided.

                                 ARTICLE 7

                      CONCERNING THE SECURITYHOLDERS

     SECTION 7.1 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Article.

     SECTION 7.2 PROOF OF EXECUTION OF INSTRUMENTS AND OF HOLDING OF SECURITIES. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holdings of Securities shall be proved by the Security register or by a certificate of the registrar thereof.

     SECTION 7.3 HOLDERS TO BE TREATED AS OWNERS. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

     SECTION 7.4 SECURITIES OWNED BY ISSUER DEEMED NOT OUTSTANDING. In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are directly owned by the Issuer (which shall not include the Securityholders as of the date of Issue), except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Responsible Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor of the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons; and, subject to Section 6.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth.

     SECTION 7.5 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities.


                                 ARTICLE 8

                          SUPPLEMENTAL INDENTURES

     SECTION 8.1  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
SECURITYHOLDERS. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (c) to provide for the assumption of the Issuer's obligations hereunder to the Holders in the case of a merger or consolidation pursuant to Article Nine hereof; or,

          (d) With the consent of the holders of 50% of the Czech Notes, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder.

     The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this
Section 8.1 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

     SECTION 8.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With the consent (evidenced as provided in Article Seven) of the Holders of
(i) not less than 50% in aggregate principal amount of the Securities at the time Outstanding, and (ii) the holders of 50% in aggregate principal amount of the Czech Notes at the time Outstanding, (including consents obtained in connection with a tender offer or exchange offer for the Securities), the Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; PROVIDED that no such supplemental indenture shall, without the consent of each Holder affected thereby and the holders of 75% in aggregate principal amount of the Czech Notes with respect to subsections (i)-(iii) and subsection (viii) as it relates to subsections (i)-(iii)) (with respect to any Securities held by a non-consenting Securityholder), (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then Outstanding Securities and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest on the Securities, (vii) waive a redemption payment with respect to any Security, or (viii) make any change in the foregoing amendment and waiver provisions.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any indenture supplemental hereto. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     Upon the request of the Issuer accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the required Securityholders and other documents, if any, required by
Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Securityholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.2, the Issuer shall mail a notice thereof by first-class mail to the Holders of Securities provided, however, this section shall not prohibit the pledge or granting of a security interest to the holders of the Czech Notes in the stock and assets of TWG International and TWG Finance, and any of their respective subsidiaries, or the foreclosure on such collateral by the holders of the Czech Notes, at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 8.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 8.4 DOCUMENTS TO BE GIVEN TO TRUSTEE. In connection with the execution and delivery of any supplemental indenture pursuant to this Article Eight, the Trustee shall receive an Officers' Certificate and an Opinion of Counsel and, subject to the provisions of Sections 6.1 and 6.2, may rely thereon as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. The Opinion of Counsel delivered pursuant to this Section 8.4 shall include a statement that the execution, delivery and performance of such supplemental indenture by the Issuer shall not result in a breach or violation of, or constitute a default under, this Indenture. Subject to Section 6.1, the Trustee may conclusively rely on an Opinion of Counsel with respect to the effect a supplemental indenture will have on a Holder under Section 8.1(d).

     SECTION 8.5 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.


                                 ARTICLE 9

               NO CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     Except with the prior written consent of each Holder, the Issuer shall not consolidate with, or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety in one or more related transactions to, another corporation, person or entity, except as permitted in Article 3. For purposes of this
Article 9, the transfer (by lease, assignment, sale or otherwise), in a single transaction or series of transactions), of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer, provided however, this section shall not prohibit the pledge or granting of a security interest to the holders of the Czech Notes in the stock and assets of TWG International and TWG Finance, and of any of their respective subsidiaries, or the foreclosure on such collateral by the holders of the Czech Notes.


                                ARTICLE 10

                        SATISFACTION AND DISCHARGE
                      OF INDENTURE; UNCLAIMED MONEYS

     SECTION 10.1 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect as to all Outstanding Securities (except as to (A) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (B) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (C) rights of Holders to receive payments of principal thereof and interest thereon, (D) the rights, obligations and immunities of the Trustee hereunder and (E) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee under the provisions of this Section 10.1) when (a) all Outstanding Securities, except lost, stolen or destroyed Securities which shall have been replaced or paid, as provided in Section 2.6, have been delivered to the Trustee for cancellation or (b) the Issuer shall have paid or caused to be paid the principal of and interest on the Securities Outstanding hereunder, as and when the same shall have become due and payable, or (c) (i) the Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee upon the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, as trust funds, (A) money in an amount or (B) Government Securities which through the payment of interest and principal will provide, no later than one day before the due date of payments in respect of the Securities, money in an amount or
(C) a combination thereof, any one of options (A), (B) or (C) being sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest on the Outstanding Securities to the date of maturity or redemption, as the case may be. The Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Issuer agrees to reimburse the Trustee for any costs or expenses (including the reasonable fees of its counsel) thereafter reasonably and properly incurred, to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities and to indemnify the trust referred to in Section 10.2(a) for any tax liability and pay any expenses of such trust not otherwise provided for pursuant to such Section.

     SECTION 10.2 DEFEASANCE AND DISCHARGE OF INDENTURE. The Issuer shall be deemed to have paid and discharged the entire Indebtedness on all the Outstanding Securities on the date of the deposit referred to in subparagraph (a) hereof, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to: (1) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders to receive payments of principal thereof and interest thereon, (4) the rights, obligations and immunities of the Trustee hereunder and (5) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; PROVIDED that all of the following conditions shall have been satisfied:

          (a) the Issuer has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in an amount or (ii) Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to below money in an amount, or (iii) a combination thereof, any one of options
     (i), (ii) or (iii) being sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and each installment of principal and interest on the Outstanding Securities as of the maturity date of such principal or installment of interest;

          (b) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

          (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (d) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Securities shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposits, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, (ii) the creation of the trust will not violate the Investment Company Act of 1940, as amended, and (iii) Holders of the Securities will have a valid, first priority lien on the trust funds; and

          (e) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

     SECTION 10.3 DEFEASANCE OF CERTAIN OBLIGATIONS. The Issuer may omit to comply with any term, provision or condition set forth in Sections 3.5 to3.19 inclusive, and will not be subject to the Events of Default described under clauses (d), (e) and (f) of Section 5.1 hereof, with respect to the Securities, if all of the following conditions have been satisfied:

          (a) the Issuer has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.9) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in an amount, or (ii) Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to below money in an amount, or (iii) a combination thereof, any one of options
     (i), (ii) or (iii) being sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of and each installment of principal and interest on the Outstanding Securities on the maturity date of such principal or installment of principal or interest;

          (b) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound;

          (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (d) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Securities shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, (ii) the creation of the trust will not violate the Investment Company Act of 1940, as amended, and (iii) Holders of the Securities will have a valid, first-priority lien on the trust funds; and

          (e) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 10.3 have been complied with.

     SECTION 10.4 APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF SECURITIES. Subject to Section 10.6, all moneys and Governmental Securities deposited with the Trustee pursuant to Sections 10.1, 10.2 and
10.3 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money and Government Securities need not be segregated from other funds except to the extent required by law.

     SECTION 10.5 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture all moneys and Government Securities then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to the Issuer or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys and Government Securities.

     SECTION 10.6 RETURN OF MONEYS HELD BY TRUSTEE AND PAYING AGENT UNCLAIMED FOR ONE YEAR. Any moneys and Government Securities deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for one year after the date upon which such principal or interest shall have become due and payable shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys and Government Securities shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such paying agent before being required to make any such repayments may, at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. In the event any Securities are not presented for payment when due, either at maturity or at the date fixed for redemption thereof or otherwise, if funds sufficient to pay such Securities shall have been made available to the Trustee or Paying Agent for the benefit of the Holders thereof, all liability of the Issuer to the Holders for payment of such Securities shall terminate and be completely discharged. The Trustee shall hold such segregated funds, without liability for interest thereon, for the benefit of the Holders, who shall thereafter be restricted exclusively to such funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to such Securities.

     SECTION 10.7 REINSTATEMENT. If the Trustee or paying agent is unable to apply any moneys or Government Securities in accordance with this Article Ten by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Ten until such time as the Trustee or paying agent is permitted to apply all such moneys or Government Securities in accordance with this Article; PROVIDED, HOWEVER, that if the Issuer has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the moneys or Government Securities held by the Trustee or paying agent.


                                ARTICLE 11

                         MISCELLANEOUS PROVISIONS

     SECTION 11.1 INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS OF ISSUER EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, employee, director, or creditor, as such, of the Issuer or the Trustee or any subsidiary of the Issuer or any successor of the Issuer or the Trustee or any such subsidiary, whether directly or through the Issuer or any subsidiary of the Issuer or any successor of the Issuer or any such subsidiary, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

     SECTION 11.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND SECURITYHOLDERS. Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, other than the rights expressly granted to the holders of the Czech Notes.

     SECTION 11.3 SUCCESSORS AND ASSIGNS OF ISSUER BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

     SECTION 11.4 NOTICES AND DEMANDS ON ISSUER, TRUSTEE AND SECURITYHOLDERS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer shall be given or served by (i) delivery in Person, (ii) telecopy (confirmed by copy sent by first-class mail) or (iii) certified or registered mail, return receipt requested (except as otherwise specifically provided herein), in each case addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Trans World Gaming Corp., One Penn Plaza, Suite 1503, New York, NY 10119, Attention: President (Telecopy No.: (212) 563-3380). Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by one of the methods described in the first sentence of this Section 11.4, addressed to the Corporate Trust Office (Telecopy No.: 212-754-1303).

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. Any notice which is delivered, telecopied (and confirmed by mail) or mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the addressee receives such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice or confirm by mail telecopy notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 11.5 COMPLIANCE CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon an application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee (i) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with and (iii) if appropriate, an Accountants' Certificate stating that in the opinion of such accountants all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and
(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters and information which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     SECTION 11.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 11.7  [Reserved]

     SECTION 11.8 NEW YORK LAW TO GOVERN. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN CHOICE OF LAW RULES) OF SAID STATE. THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES AND THE ISSUER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT. THE ISSUER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDINGS IN SUCH RESPECTIVE JURISDICTIONS. THE ISSUER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF NEW YORK BY THE DELIVERY OF COPIES OF SUCH PROCESS TO THE ISSUER, AT ITS ADDRESS SPECIFIED IN SECTION 11.4 HEREOF OR BY CERTIFIED MAIL DIRECT TO SUCH ADDRESS.

     WHENEVER POSSIBLE EACH PROVISION OF THIS INDENTURE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS INDENTURE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS INDENTURE. WHENEVER IN THIS INDENTURE REFERENCE IS MADE TO THE ISSUER OR A HOLDER, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE, AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS INDENTURE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSOR AND ASSIGNS. THE ISSUER'S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION FOR THE ISSUER.

     SECTION 11.9 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 11.10 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 11.11 DIRECTORS. Subject to the laws of the State of Nevada and the Articles of Incorporation and By-Laws of TWG (which TWG shall use
its best efforts to amend      to comply with this section), the Holder or
Holders of 50 percent of the Outstanding Securities shall have the right to name, at any time, and from time to time, two of seven members of the Board of Directors of TWG until such time as the Securities are paid in full or fully defeased pursuant to Article 10. Such named persons shall, upon direction by the required Holder(s), be placed upon the Board of Directors and, TWG, at such time as such Board seat of such appointee is subject to a shareholder vote, shall support and nominate such named individuals for election to the Board. Such right to name such two directors shall include, upon a one day written notice, the right to remove and replace either or both such named directors. During such time period as this right exists, TWG will not permit its Board of Directors to exceeds a total of seven (7) directors.

     SECTION 11.12 WAIVER OF USURIOUS INTEREST. All agreements between Issuer and Holders, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity date of the Securities or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holders exceed the maximum amount permissible under the laws of the State of New York (hereinafter the "Applicable Law"). If, from any circumstance whatsoever, interest would otherwise be payable to the Holders in excess of the maximum amount permissible under Applicable Law, the interest payable to the Holders shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstance the Holders shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance of principal hereof, such excess shall be refunded to Issuer. All interest paid or agreed to be paid to the Holders shall, to the extent permitted by the Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law. The Holders expressly disavow any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph shall control agreements between the Issuer and the Holders.


                                ARTICLE 12

                         REDEMPTION OF SECURITIES

     SECTION 12.1 RIGHT OF OPTIONAL REDEMPTION; PRICES. Subject to the terms and conditions of this Indenture, the Securities shall be subject to redemption prior the Maturity Date in whole or in part, at the election of the Issuer on any date for which notice of redemption can be given, at the redemption price of the principal amount of the Securities to be redeemed
together with accrued interest to the redemption date.   To make this
election the Issuer shall give the Trustee at least 60 notice of such election, which notice shall specify the principal amount of Securities to be redeemed and the date it has fixed for redemption.

     SECTION 12.2 NOTICE OF REDEMPTION. Notice of redemption to the Holders of Securities to be redeemed as a whole shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security.

     The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption to the extent provided in Section 12.1 will be paid as specified in said notice, that on and after said date interest thereon will cease to accrue.

     The notice of redemption of Securities to be redeemed shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

     At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section 12.2, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as paying agent, set aside, segregate and hold in trust as provided in Section 3.4) in immediately available funds an amount of money sufficient to redeem in immediately available funds on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption to the extent provided in Section 12.1.

SECTION 12.3 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date to the extent provided in Section 12.1) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.6, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption to the extent provided in Section
12.1. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the Default Rate.

     SECTION 12.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer's Certificate and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer (other than a holder of the Securities on the Issue Date.

     SECTION 12.5  SELECTION OF SECURITIES TO BE REDEEMED.    If less than
all the Securities are to be redeemed, the particular Securities or portions of Securities to be redeemed in minimum amounts $ 100.00 shall be selected in such manner as the Trustee in its discretion may deem fair and appropriate so that Securities are redeemed, as nearly as practicable, from each Holder on a reasonably pro rata basis according to the principal amount of Securities represented by each Security Outstanding.

     SECTION 12.6 PARTIAL REDEMPTION OF SECURITIES. In case part but not all of an Outstanding Security shall be selected for redemption, upon presentation and surrender of such Security by the Holder thereof or his attorney duly authorized in writing (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee) the Trustee shall authenticate and deliver to or upon the order of such Holder, without charge therefor, for the unredeemed portion of the principal amount of the Security so surrendered, a Security or Securities, at the option of such Holder of like tenor. Fully registered Securities so presented and surrendered shall be canceled in accordance with this Indenture.

                                ARTICLE 13

                                  WARRANT

     The conversion feature of the Original Indenture is deleted as a provision of this Indenture. Each Securityholder shall receive a Warrant to purchase Common Stock of TWG in the form attached to that certain Consent to Amend Indenture, Bonds and Warrants, by and between the Issuer,
the Trustee and the Holders as of the date hereof.   Such Warrants shall
permit the holder thereof to purchase one share of common stock for each $1.50 of principal owed to such Securityholder by the Issuer as of the date of this Indenture on the terms and conditions set forth herein and in such Warrant. The number of shares purchasable by the Warrant issued shall not be reduced by any subsequent reduction in principal amount of such holder's Security. Subject to applicable law, the Warrant is transferable and need not be exercised by a Securityholder. Should a Securityholder desire to exercise the Warrant in whole or in part, such Securityholder shall be permitted to, but shall not be required to, pay the purchase price of the Common Stock acquired by such exercise by a corresponding reduction in principal and interest owed such Securityholder pursuant to such Securityholder's Security. The Warrants shall expire December 31, 2005. No amendment to this Article 13 shall be binding upon a Holder absent that, Holder's written consent, not withstanding any other provision of this Indenture.

                                ARTICLE 14

                                 SECURITY

     SECTION 14.1 PLEDGE AND SECURITY INTEREST. "Collateral" means all Property, including, without limitation, fee and leasehold interests in real property and all personal property of the Issuer in the State of Louisiana, provided, however, the Securities shall not be secured by, and the holders of the Securities have no rights relating to, the Capital Stock (including direct and indirect, partially and wholly-owned Subsidiaries) or assets of either TWG International or TWG Finance, or of any of their respective Subsidiaries until the Czech Notes are fully defeased, fully redeemed or paid in full. Pursuant to the terms of the collateral agreements as executed pursuant to the Original Indenture, the Issuer has granted to the Trustee Liens on the Collateral for the benefit of holders of the Securities. This Indenture and the Securities issued pursuant to this Indenture affirm, reinstate, restate, renew, replace and amend the Original Indenture and the Securities issued thereunder and continues the Security Interest of the Trustee for the benefit of the Holders of the Securities as granted in the Original Indenture and related documents as to such real and personal Property in the state of Louisiana, and any Security Interest beyond the scope granted herein shall be deemed terminated. All references herein to the "Security Interest" and to the "Lien of this Indenture" shall be deemed to mean and refer to the Liens granted to the Trustee in the Original Indenture and Collateral Agreements executed pursuant to the Original Indenture, as affirmed, reinstated, restated, renewed, replaced and amended herein and pursuant to the terms of the Collateral Agreements.

     SECTION 14.2 SECURITY FOR OBLIGATION. The Security Interest secures among other things the payment and performance of all obligations of the Issuer now or hereafter existing under the Securities, the Collateral Agreements or this Indenture, including without limitation the prompt payment when due (whether by acceleration or otherwise) of the principal of or interest on the Securities as such documents renew, affirm, reinstate, restate, replace and amend the security interest granted the Securityholders in the Security arising pursuant to the Original Indenture, and the collateral documents associated with such Original Indenture (all such obligations of the Issuer being herein called the "Obligations").

     SECTION 14.3  PERFECTION OF SECURITY INTEREST.

          The Issuer shall cause this Indenture, the Collateral Agreements, financing statements, continuation statements, notifications of secured transactions and other instruments with respect to the Collateral to be promptly executed, recorded, registered and filed and to be kept recorded, registered and filed in such manner and in such places as may be required by law, and take all such other actions as may be required, in order to make effective the Security Interest in all personal property constituting part of the Collateral as a perfected security interest and in all real property constituting part of the Collateral as a mortgage lien effective as to third parties, and shall pay all taxes and fees incidental thereto.

     SECTION 14.4 NO DISPOSITION OF COLLATERAL; RELEASE OF LIEN OF INDENTURE. The Issuer may not sell or otherwise dispose of Collateral, except as provided in Section 3.13.

     SECTION 14.5 OTHER LIENS. The Issuer will not create or permit to exist any Lien upon or with respect to any of the Collateral, except for any Liens permitted by the terms hereof or of the Collateral Agreements.

     SECTION 14.6 TRUSTEE APPOINTED ATTORNEY-IN-FACT. Subject to its right of indemnification, the Trustee shall take any action required or permitted to be taken by the Trustee under the Collateral Agreements if directed in writing to do so by the Holders of at least 50% in aggregate principal amount of the Securities then Outstanding; provided, however, that no action shall be taken which, in the Opinion of Counsel, impairs the enforceability, priority or perfection of the Lien of this Indenture as to the Collateral then subject thereto, unless directed by all Holders, except as provided in Section 3.13.

     SECTION 14.7 RETURN OF COLLATERAL. Upon the payment in full of the obligations or upon satisfaction and discharge of this Indenture in accordance with Article 10 (and the Trustee receiving written confirmation thereof satisfactory to the Trustee), the Trustee, subject to the terms of the Collateral Agreements, shall forthwith take all necessary action to return any Collateral in the Trustee's possession to the Issuer or its Subsidiaries, as the case may be, and release the Liens thereon and Security Interests therein.

     SECTION 14.8 DEFAULT REMEDIES. The Trustee shall have the rights set forth in the Collateral Agreements to exercise the remedies to realize upon the collateral set forth in the Collateral Agreements.

     SECTION 14.9 PROCEEDS. The proceeds of any sale or other disposition of the Collateral received by the Trustee pursuant to the terms of the Collateral Agreements shall be applied by the Trustee:

          First: to the payment of the costs and expenses of such sale, including a reasonable compensation to the Trustee, and its agents, attorneys and counsel, and of all charges, expenses, liabilities and advances incurred or made by the Trustee under this Indenture;

          Second: to the reimbursement of the Trustee for any sum advanced by the Trustee to the Issuer in order to preserve the Collateral together with interest at the rate charged publicly announced by Citibank, N.A. from time to time in New York, New York as its reference rate; and

     Third: as provided in Section 5.3.

     SECTION 14.10 DEFICIENCY. The Issuer shall remain liable for any unfulfilled obligations, together with interest thereon, in accordance with and subject to the provisions of the Securities and this Indenture.

     SECTION 14.11 TRUSTEE'S DUTIES. The powers conferred upon the Trustee by this Article 14 are solely to protect its interest and the interest of the Holders in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers except as expressly provided in this Indenture or in the Collateral Agreements. The Trustee shall be under no duty to the Issuer whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture or in the Collateral Agreements. The Trustee shall not be liable to the Issuer for failure to collect or realize upon any or all of the obligations or Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Issuer to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Issuer to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Trustee's rights in or to, any of the Collateral.

     SECTION 14.12 SPECIAL TRUSTEE POWERS DUE TO ENVIRONMENTAL CONDITIONS. The Trustee shall have the power to settle or compromise at any time any and all claims against the Trust Estate or the Trustee (either in its corporate capacity, or in the personal capacity of the individuals serving as trust officers on behalf of the Trustee), which may be asserted by any governmental body or private party involving the alleged violation of any applicable Environmental Laws affecting the Collateral or any other property held in trust with respect to or in connection with the Collateral. Notwithstanding any provision in this subparagraph to the contrary, the Trustee may not settle or compromise any claim against the Trust Estate or the Trustee which may result in any liability being asserted against Issuer without Issuer having had a reasonable opportunity to resolve the alleged violation, which reasonable opportunity shall not exceed 60 days from the date on which Issuer shall have been notified of such alleged violation by a governmental body or a private party; provided, however, in the event that Issuer shall be in default under the Indenture or under the Collateral Agreements, then it shall have none of the rights afforded to it in this paragraph.

     The Trustee shall not be personally liable to the Holders or any other Person for any decrease in value of the Collateral by reason of the Trustee's compliance with any Applicable Environmental Laws (as defined in the Collateral Agreements), specifically including any reporting requirement under such law. Neither the acceptance by the Trustee of property nor failure by the Trustee to inspect property shall be deemed to create any interference as to whether or not there is or may be any liability under any applicable Environmental Laws with respect to such property.

     Notwithstanding anything in this Indenture or the Collateral Agreements to the contrary, the Trustee shall not be required to initiate foreclosure proceedings with respect to the Collateral, and shall not otherwise be required to acquire possession of, or take other action with respect to the Collateral which could cause the Trustee to be considered an "owner" or "operator" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any other law dealing with the environmental matters or hazardous substances, unless the Trustee has sufficient comfort, based on previous determinations by experts on which it can rely, including environmental report, that:

          (a) there are no circumstances present at the Collateral relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, contaminant, clean up or remedial action could be required under any environmental laws, or that if any such materials are present for which such action could be required, that it would be nevertheless in the best economic interest of the Trustee and the Holders to take such actions with respect to the Collateral;

          (b) if the Trustee has determined that it would be in the best economic interest of the Trustee and the Holders, the Trustee must be satisfied that they will suffer no unreimbursed liabilities and will be adequately reimbursed for all liabilities, expenses and costs from available funds in Trustee's possession and control; and

          (c) if the Trustee has determined that it would be in the best economic interest of the Trustee and the Holders to take any such action and its aforementioned liabilities, expenses and costs are adequately reimbursed, the Trustee has so notified the Holders and has not received, within 30 days of such notification, instructions from owners of fifty percent (50%) or more in principal amount of the then Outstanding Securities directing it not to take such action.

If the foregoing conditions are not satisfied and the Trustee is not willing to waive such conditions and initiate foreclosure proceedings, then the Trustee shall take such actions as are reasonably necessary or appropriate in order to facilitate the appointment of a co-trustee, being a person or entity designated by the Holders of a majority in principal amount of the Securities then Outstanding and to assign to such person or entity (subject, however, to the trusts created pursuant to the Indenture) the beneficial interest under the Collateral Agreements which secures the obligations under the Indenture, for the limited purpose of conducting a foreclosure of such Collateral Agreements and receiving and holding any title to real property obtained as a result of such foreclosure. Persons or entities appointed as co-trustees or agents of the Trustee pursuant to this Section shall not be required to meet the criteria of Section 6.9 of this Indenture, or any other criteria, in order to serve as such.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and, where appropriate, their respective corporate seals to be hereunto affixed and attested, all as of March 31, 1996.

[CORPORATE SEAL]            TRANS WORLD GAMING CORP.

Attest:                     By:
                                   -------------------------------------

By:                         By:

  ------------------------         -------------------------------------

[CORPORATE SEAL]            TRANS WORLD GAMING OF LOUISIANA, INC.

Attest:                     By:
                                   -------------------------------------

By:                         By:
    ------------------------       -------------------------------------



                          U.S. TRUST COMPANY OF TEXAS, N.A. , as Trustee

                                  By:
                                        --------------------------------

                                         --------------------------------
                                        (Name and Title)